UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007

K-SEA TRANSPORTATION PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Tower Center Boulevard, 17th Floor
East Brunswick, New Jersey	08816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 565-3818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 25, 2007, K-Sea Acquisition1 LLC, a Delaware limited liability company (“K-Sea Acquisition”), and K-Sea Transportation Partnership L.P., a Delaware limited liability company (the “Partnership”), entered into an agreement and plan of merger (the “Smith Merger Agreement”) with Smith Maritime, Ltd., a Hawaii corporation (“Smith Maritime”), Go Big Chartering, LLC, a Washington limited liability company (“Go Big”), and the stockholders of Smith Maritime and Go Big pursuant to which Smith Maritime and Go Big will be merged with and into K-Sea Acquisition, which is an indirect wholly owned subsidiary of the Partnership.  Also on June 25, 2007, Sea Coast Transportation LLC, a Delaware limited liability company (“Sea Coast”), and the Partnership entered into an agreement and plan of merger (the “Sirius Merger Agreement” and, together with the Smith Merger Agreement, the “Merger Agreements”) with Sirius Maritime, LLC, a Washington limited liability company (“Sirius”), RCD Maritime Enterprises, LLC, a Washington limited liability company (“RCD Maritime”), Smith Maritime, LLC, a Washington limited liability company (“Smith LLC), WS Maritime Pacific, LLC, a Washington limited liability company (“WS Maritime”), and the members of RCD Maritime, Smith LLC and WS Maritime, pursuant to which Sirius will be merged with and into Sea Coast, which is an indirect wholly owned subsidiary of the Partnership .

Smith Maritime, Go Big and Sirius are engaged in the maritime transportation of refined petroleum products and related businesses along the West Coast of the United States and Hawaii.  On a combined basis, these operations include eleven petroleum tank barges and ten tugboats, aggregating 777,000 barrels of capacity, of which 670,000 barrels, or 86%, are double-hulled. The addition of these tank barges will represent a 22% increase in the barrel-carrying capacity of the Partnership’s fleet to approximately 4.3 million barrels.

The total purchase price will consist of approximately $195 million in cash and assumed debt and common units representing limited partner interests in the Partnership (“Common Units”) valued at approximately $10 million.  The Partnership expects to finance the cash portion of the purchase price through additional borrowings, which will be refinanced in due course.  The Common Units will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.  In connection with the closing of the acquisition, the Partnership will enter into a registration rights agreement with certain owners of Sirius whereby the Partnership will use its commercially reasonable efforts to (1) file a shelf registration statement with the Securities and Exchange Commission within 120 days after the closing for the resale of the Common Units, and (2) cause such registration statement to be declared effective by the SEC within 240 days after the closing.

The Merger Agreements contain customary representations, warranties and covenants.  The acquisitions are expected to be completed in July or early August 2007 and are subject to customary conditions, including, among others, the following: (1) the termination or expiration of the waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, (2) the absence of any legal proceeding, law or order preventing the closing or prohibiting the Partnership’s ownership or operation of all or a material portion of the assets or capital stock of Smith Maritime, Go Big or Sirius, or compelling the Partnership to dispose of or hold separate all or a material portion of the business or assets of K-Sea, Smith Maritime, Go Big or Sirius, (3) obtaining certain consents and approvals, (4) the removal of liens, (5) the accuracy of the representations and warranties of each party, (6) compliance of each party with its covenants and agreements, (7) the absence of any material adverse change in the value of the equity interests of any of Smith Maritime, Go Big or Sirius or its business or financial condition, and (8) the receipt by K-Sea of audited and unaudited financial statements with respect to Smith Maritime, Go Big and Sirius that are required by Rule 3-05 of Regulation S-X of the Securities Exchange Act of 1934, as amended.  Additionally, the closing of the transactions contemplated by each of the Smith Merger Agreement and the Sirius Merger Agreement is conditioned upon the simultaneous closing of the transactions contemplated by the other agreement.  The Merger Agreements contain customary termination rights.

This report contains only a summary of certain provisions of the Merger Agreements. The summary does not purport to be a complete summary of the purchase agreement and is qualified in its entirety by reference to the Merger Agreements, which are filed as exhibits 10.1 and 10.2 hereto and incorporated herein by reference.  The representations, warranties and covenants contained in the Merger Agreements were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to those agreements, and may be subject to limitations agreed by the contracting parties to those agreements, including being qualified by disclosures exchanged between the parties in connection with the execution of the Merger Agreements.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger

Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, they should not be relied upon by investors as statements of factual information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward looking statements, which include any statements that are not historical facts, such as the Partnership’s expectations regarding the closing of the transactions contemplated by the Merger Agreements, the benefits to be derived therefrom and expected sources of financing for the acquisitions, and the Partnership’s construction contract with Jeffboat LLC (described below).  These statements involve risks and uncertainties, including, but not limited to, difficulties in satisfying the conditions to the mergers, construction delays, insufficient cash from operations, a decline in demand for refined petroleum products, a decline in demand for tank vessel capacity, intense competition in the domestic tank barge industry, the occurrence of marine accidents or other hazards, the loss of any of the Partnership’s largest customers, fluctuations in charter rates, delays or cost overruns in the construction of new vessels, failure to comply with the Jones Act, modification or elimination of the Jones Act and adverse developments in the marine transportation business and other factors detailed in the Partnership’s filings with the Securities and Exchange Commission.  If one or more of these risks or uncertainties materialize (or the consequences of such a development change), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.  The Partnership disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

ITEM 7.01             REGULATION FD DISCLOSURE.

On June 26, 2007, the Partnership issued a press release announcing (1) that it had entered into agreements to acquire Smith Maritime, Go Big and Sirius and (2) an expected increase in its quarterly distribution to unitholders for the quarter ended June 30, 2007 by $0.02 per unit to $0.70 per unit, or $2.80 per unit annualized.  A copy of the press release is attached to this report as Exhibit 99.1 and is furnished herewith.

On June 22, 2007, the Partnership issued a press release announcing that it had signed a contract to build four 50,000 barrel tank barges at Jeffboat LLC.  A copy of the press release is attached to this report as Exhibit 99.2 and is furnished herewith.

The information being furnished pursuant to Item 7.01 of this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01             OTHER EVENTS.

On June 22, 2007, the Partnership announced that it has signed a contract to build four 50,000 barrel tank barges at Jeffboat LLC, the manufacturing division of American Commercial Lines, Inc.  The cost of the four tank barges is approximately $40 million, subject to adjustment based on changes in the price of steel, alterations to plans and specifications, and increases in certain taxes.  Construction of these four tank barges will start in the first quarter of calendar 2009.  The first tank barge is scheduled for delivery in December 2009, with an additional tank barge delivered every three months thereafter.

The contract also includes an option for up to four more comparable barges for an aggregate price of approximately $40 million, subject to adjustment based on changes in the Consumer Price Index, alterations to plans and specifications, and increases in certain taxes.

For information on forward-looking statements, please read “Cautionary Note Regarding Forward-Looking Statements” in Item 1.01 above.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

The following exhibits are filed herewith.

10.1                           Agreement and Plan of Merger, dated June 25, 2007, by and among K-Sea Acquisition1, LLC, a Delaware limited liability company, K-Sea Transportation Partners L.P., a Delaware limited partnership, Smith Maritime, Ltd., a Hawaii corporation, Go Big Chartering, LLC, a Washington limited liability company, Gordon L.K. Smith, The Gordon L.K. Smith Trust, Barbara Smith SML Trust, 235LX, LLC, a Washington limited liability company, and the other parties signatory thereto.

10.2                           Agreement and Plan of Merger, dated June 25, 2007, by and among Sea Coast Transportation LLC, a Delaware limited liability company, K-Sea Transportation Partners L.P., a Delaware limited partnership, Sirius Maritime, LLC, a Washington limited liability company, RCD Maritime Enterprises, LLC, a Washington limited liability company, WS Maritime Pacific, LLC, a Washington limited liability company, and the other parties signatory thereto.

The following exhibits are furnished pursuant to Item 7.01 of this report.

99.1                           Press release issued June 26, 2007 regarding the acquisition of Smith Maritime, Go Big and Sirius.

99.2                           Press release issued June 22, 2007 regarding barge construction agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

	By:	K-SEA GENERAL PARTNER L.P.,
its general partner

		By:	K-SEA GENERAL PARTNER GP LLC,
its general partner

Date: June 27, 2007		By:	/s/ John J. Nicola
John J. Nicola
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1

Agreement and Plan of Merger, dated June 25, 2007, by and among K-Sea Acquisition1, LLC, a Delaware limited liability company, K-Sea Transportation Partners L.P., a Delaware limited partnership, Smith Maritime, Ltd., a Hawaii corporation, Go Big Chartering, LLC, a Washington limited liability company, Gordon L.K. Smith, The Gordon L.K. Smith Trust, Barbara Smith SML Trust, 235LX, LLC, a Washington limited liability company, and the other parties signatory thereto.

10.2

Agreement and Plan of Merger, dated June 25, 2007, by and among Sea Coast Transportation LLC, a Delaware limited liability company, K-Sea Transportation Partners L.P., a Delaware limited partnership, Sirius Maritime, LLC, a Washington limited liability company, RCD Maritime Enterprises, LLC, a Washington limited liability company, WS Maritime Pacific, LLC, a Washington limited liability company, and the other parties signatory thereto

99.1	Press release issued June 26, 2007 regarding the acquisition of Smith Maritime, Ltd., Go Big Chartering, LLC and Sirius Maritime LLC.

99.2	Press release issued June 22, 2007 regarding barge construction agreement.